# AGREEMENT

THIS AGREEMENT ("**Agreement**") is entered into by and between **Advent Tool & Mold, Inc.** ("**Advent**"), a company organized under the laws of the State of New York and **Kogeto, Inc.** ("**Kogeto**"), a company organized under the laws of the State of Delaware. (Advent and Kogeto each referred to as a **"Party"** and collectively as the **"Parties"**).

## Recitals

Advent is manufacturing for Kogeto certain products identified on Exhibit A attached hereto ("**Products**"), which Products form a component of Kogeto-Dot System.

**NOW THEREFORE,** in consideration of the premises and covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Advent and Kogeto agree as follows:

1. **Term of Agreement.** This Agreement shall become effective on the date of complete execution below, and shall terminate in three (3) years, unless extended in writing. Either party has the right to terminate this Agreement upon the other party's breach of its obligations under this Agreement by providing the breaching party with written notice of such breach. If the breach is not cured by the breaching party within fifteen (15) days of the giving of the notice, this Agreement shall automatically terminate.

2. **Product Warranty**. Advent hereby warrants to Kogeto that the Products will be free from defects in materials or workmanship and will conform to the specifications established by Kogeto as set forth in Exhibit B ("**Specifications**") for one year after the earlier of Advent's sale of the Product to Kogeto or Advent's sale of the Product to Kogeto's customer as directed by Kogeto. Upon receipt of notice of such defects or failure of the Product to conform to the Specifications per the process defined in Section 6, Advent will replace any such defective Products, which replacement shall be the sole remedy of Kogeto or Kogeto's customer for breach of this warranty. Advent is not responsible for and does not warrant any product produced by Apollo Optical Systems, Inc. ("**Apollo**").

3. **Kogeto Acknowledgement.** Kogeto acknowledges that Advent's ability to satisfy Kogeto delivery requirements of Product will depend on whether orders are placed with quoted lead time and Apollo timely satisfies its delivery requirements to Advent under its agreement with Kogeto and that Advent is not in any way responsible for Apollo's performance. Kogeto further acknowledges that Advent is only responsible to manufacture the Product in accordance with the Specifications and that Advent does not, in any way, guarantee performance of the Product in conjunction with Kogeto's Dot System or the performance Kogeto's Dot System.

4. **Advent's Obligation.** Advent will Deliver[1] all Products, in conformity with paragraph *2* above, that are ordered by Kogeto, in compliance with the Order, that are Ordered with the quoted lead time unless such Delivery is prevented by a failure to perform by Apollo. Advent is responsible to manufacture the Product in accordance with the Specifications.

5. **Payment.** As compensation for the manufacturing of all Delivered Products, Kogeto will pay Advent for all products Delivered and Invoiced as follows, *unless otherwise agreed in the applicable Statement of Work which will be agreed to within ten (10) days hereof and which will be a part of this Agreement as set forth in Exhibit C*: an amount equal to fifty percent (50%) within thirty (30) days after Delivery. Forty percent shall be paid in forty-five (45) days after Delivery. The final ten percent (10%) is due in sixty (60) days after Delivery. Kogeto may apply any credit due to it to any such payments in its sole discretion. In the event that Kogeto fails to make said payments within thirty (30) days of stated payment due dates, a late payment fee of no more than 1.5% per month of the total amount overdue will apply. In the event that Kogeto fails to make said payments within stated payment due dates, after the cure period in paragraph 1 above, if uncured, Advent, in its sole discretion, may only then suspend or hold further shipments of Products under any or all currently issued purchase orders until payment is received; in such instance Advent shall have the right to request Kogeto's current accounts receivable data and inventory levels.

6. **Credits for Defective Merchandise.** To the extent that Advent is paid, in part or in whole, for any Products (including without limitation the full assembled Kogeto-Dot Unit) and/or components thereof that are identified as defective, either upon delivery or later ("Defective Items"), Kogeto shall receive a full credit for the amount Advent was paid upon completion of the following process: (1) Advent shall be entitled to obtain such Defective Items as may be in Kogeto's possession upon request (2) Kogeto shall provide its knowledge of the defect to Advent, (3) Advent shall have an opportunity to investigate the defect, and shall conclude such investigation as soon as practicable, and (4) Advent agrees the defect is Advent's responsibility or Advent's responsibility is determined to be probable by the agreed neutral testing laboratory Advanced Plastic & Material Testing Laboratory ("APM"), of 42 Dutch Mill Road, Ithaca, New York 14850. Advent shall pay for the cost of shipping the Defective Items to Advent and the cost of shipping the replacement items to Kogeto's customer. If Advent disagreed that a defect is Advent's responsibility, but APM determines that the defect probably is Advent's responsibility, then Advent shall pay all costs of APM's testing. Advent will invoice Kogeto the full price for replacement parts if full credit is given by Advent.

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1. "Delivered" means Products requested in an Order arrived at the shipping recipient specified in that Order, meeting all applicable specifications, free of defects, and with a copy of such invoice delivered by facsimile or by email to Kogeto. Invoices shall have an invoice date and invoice number. The term can be conjugated, (i.e. "Deliver").

7. **Ownership.** Unless otherwise agreed, the Specifications, the mold, die and tooling for the Kogeto-Dot System are the property of Kogeto and shall only be used to manufacture items for, and on the request of, Kogeto.

8. **Non-Compete.** Advent is prohibited from directly or indirectly engaging in work for, or possessing an interest in, any activity or entity, the purpose or business of which is the manufacture, sale, marketing or distribution of products of the sort manufactured under this Agreement i.e. cellular telephone add-on lenses. The scope of this section shall be limited to a period of five years after the term of this Agreement ends, and the geographic scope shall be limited to locations within 100 miles of any office or Customer of Kogeto which both parties agree is reasonable.

9. **Warranty Disclaimers and Limitations of Liability.**

9.1 EXCEPT FOR THE WARRANTY SET FORTH IN SECTION 1 OF THIS AGREEMENT, ADVENT HAS NOT MADE, AND DOES NOT HEREBY MAKE, ANY REPRESENTATION, WARRANTY OR COVENANT EXPRESS OR IMPLIED, WITH RESPECT TO THE MERCHANTIBILITY, CONDITION, QUALITY, DURABILITY, OPERATION, FITNESS FOR USE OR SUITABILITY OF THE PRODUCT IN ANY RESPECT WHATSOEVER.

9.2 ADVENT SHALL NOT BE LIABLE TO KOGETO FOR ANY SPECIAL, INDIRECT, OR INCIDENTAL DAMAGES ARISING FROM ADVENT'S OBLIGATIONS UNDER THIS AGREEMENT, WHETHER SUCH DAMAGES ARE BASED UPON BREACH OF CONTRACT, BREACH OF WARRANTY, TORT, STRICT LIABILITY OR OTHERWISE. ADVENT SHALL BE LIABLE FOR DAMAGES RESULTING FROM ITS PROCEDURES AND ACTIONS BUT SHALL NOT BE LIABLE FOR DAMAGES TO THE EXTENT CAUSED BY FAULTY PRODUCT DESIGN BY KOGETO.

10. **Indemnification.** Subject to the limitations set forth in Sections 1 and 3 of this Agreement, each Party (the **"Indemnitor"**) shall indemnify, defend and hold harmless the other Party (the **"Indemnitee"**) from and against all loss, cost, liability and expense which may be imposed upon or reasonably incurred by the Indemnitee, including reasonably attorneys' fees, disbursements and settlement payments, in connection with any claim, action, suit or proceeding made or instituted against the Indemnitee by reason of a material breach of the Indemnitor's representations or covenants under this Agreement. Indemnitee shall provide the Indemnitor with prompt written notice of any claim to which this indemnification applies.

11. **Miscellaneous**

11.1 This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to its conflict of laws principles.

11.2 Neither Party shall have the right to assign this Agreement or any part of the rights or obligations hereunder without the prior written consent of the other Party.

11.3 If any provision of this Agreement shall be determined to be invalid or unenforceable, such determination shall not affect the validity of the other provisions of this Agreement.

11.4 The waiver by either Party or the failure by either Party to claim a breach of any provision of this Agreement shall not be deemed to constitute a waiver or estoppel with respect to any subsequent breach of any provision hereof.

**IN WITNESS WHEREOF** the Parties hereto have executed this Agreement as of the dates set forth below.

| ADVENT TOOL & MOLD, INC. | KOGETO INC. |
| --- | --- |
| **By:** ______________ | **By:** ______________ |
| James J. Murphy | Jeff Glasse |
| **Dated:** November 4, 2011 | **Dated:** November 4, 2011 |

## <u>EXHIBIT A</u>

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## <u>PRODUCTS</u>

# EXHIBIT B

## SPECIFICATIONS

# EXHIBIT C

## STATEMENT OF WORK